UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 24, 2016

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36127	20-1945088
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 596-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 24, 2016, Cooper-Standard Holdings Inc. (“Cooper Standard,” “Company” or “we”) issued a press release to announce that its wholly-owned subsidiary, Cooper-Standard Automotive Inc. (the “Issuer”), intends, subject to market and other customary conditions, to offer $400 million in aggregate principal amount of senior notes due 2026 in a private offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On October 27, 2016, Cooper Standard issued a press release to announce the pricing of the private offering by the Issuer of $400 million in aggregate principal amount of 5.625% senior notes due 2026 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Issuer intends to use the gross proceeds from the Notes offering, together with cash on hand, to repay the non-extended term loans outstanding under the Issuer’s term loan facility, together with accrued and unpaid interest thereon, and to pay fees and expenses related to the Notes offering, such repayment and the amendment and restatement of each of the Issuer’s term loan facility and asset based revolving facility.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth therein by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release of the Company dated October 24, 2016
99.2	Press Release of the Company dated October 27, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.”  Our use of words such as “estimate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” or other similar expressions, is intended to identify forward-looking statements that represent our current expectations about possible future events or results. We believe these expectations are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include:  prolonged or material contractions in automotive sales and production volumes; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; risks associated with our non-U.S. operations; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial debt; our ability to obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our term loan facility and the asset based revolving facility; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisition strategy may not be successful; product liability, warranty and recall claims brought against us; environmental, health and safety laws and other laws and regulations; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks or other disruptions in our information technology systems; the possible volatility of our annual effective tax rate; the possibility of future impairment charges to our goodwill and long-lived assets; the concentrated ownership of our stock which may allow a few owners to exert significant control over us; and our dependence on our subsidiaries for cash to satisfy our obligations. You should not place undue reliance on these forward-looking statements.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.

Date:	October 27, 2016	By:	/s/ Aleksandra A. Miziolek
		Name:	Aleksandra A. Miziolek
		Title	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release of the Company dated October 24, 2016
99.2	Press Release of the Company dated October 27, 2016